                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                             May 10, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                         BALANCED LIVING, INC.
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                          5525 South 900 East
                       Salt Lake City, Utah 84117
                 (Address of Principal Executive Offices)

                            (801) 262-8844
                       Registrant's Telephone Number

                     6375 South Highland Drive, Suite D
                         Salt Lake City, Utah 84121
        (Former Name or Former Address if changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets.

          On May 30, 2000, the Registrant received an accepted and signed copy of a Letter of Intent proposal whereby the Registrant proposed to acquire a 96% interest in Wizzard Software Corporation, a Delaware corporation ("Wizzard"). The Letter of Intent provides that the closing of the proposed acquisition is contingent upon the satisfaction of various conditions, including, among others, that the Registrant raise not less than $5,000,000 in a private placement of its common stock to "accredited investors"; that it dispose of its wholly-owned subsidiary, The Balanced Woman, Inc., a Colorado corporation (the "Balanced Woman"); that it acquire or otherwise cancel all outstanding warrants and options to acquire any class of securities of the Registrant, or cancel an equal number of shares of the Registrant for any shares underlying any outstanding warrants or options not acquired and canceled; and that all of its outstanding liabilities be paid or assumed by the Balanced Woman. The Registrant has commenced the private placement of "restricted securities" (common stock) to attempt to satisfy the $5,000,000 minimum funding condition to the closing of this reorganization. There is no assurance that the Registrant can satisfy these and other conditions to the closing of this acquisition. A copy of the Letter of Intent was attached to the initial filing on Form 8-K and is incorporated herein by reference. See
Item 7. Wizzard's business operations focus in the areas of the desktop speech/voice recognition markets for both consumers and corporate customers.

          On May 26, 2000, the Registrant's sole director and executive officer and its principal stockholders who owned in excess of a majority of its outstanding voting securities determined that it would be in the best interests of the Registrant, its stockholders and its wholly-owned subsidiary, the Balanced Woman, to separate the present or proposed business operations of the Registrant and the Balanced Woman. This was to be accomplished by conveying all of the outstanding shares of the Balanced Woman that are presently owned by the Registrant to the stockholders of the Registrant in exchange for outstanding warrants or options to acquire common stock of the Registrant that are owned by these stockholders and others. Once accomplished, the Registrant and the Balanced Woman would operate as separate and distinct entities, and the Balanced Woman would be the successor to all of the present business operations of the Registrant and/or the Balanced Woman. The Registrant's stockholders were to retain their common stock holdings in the Registrant, while separately owning common stock in the Balanced Woman.

          This proposal was submitted to the stockholders and warrant and option holders on May 26, 2000, styled as a private placement of "restricted securities" of the Balanced Woman, and was completed for accounting purposes, during the quarter ended June 30, 2000. 15 of the stockholders, option or warrant holders of the Registrant are "accredited investors," and all are "sophisticated investors" as defined in Rule 506 of the Securities and Exchange Commission. A copy of the Unanimous Consent of the Sole Director and the Majority Stockholders adopting this proposal and outlining the reasons therefor was attached to the initial filing on Form 8-K and is incorporated herein by reference. See Item 7.

          Copies of the Agreement and Plan of Exchange or Reorganization (the "Balanced Living Agreement"), together with related exhibits regarding this disposition, are attached hereto and incorporated herein by reference. See
Item 7.

Item 7.  Financial Statements and Exhibits.

          (i)

               (a) Financial Statements of Business Acquired. If the proposed acquisition of the 96% interest in Wizzard is closed and completed, the required audited and unaudited financial statements of Wizzard will be filed in an amendment to this Report, in the manner and within the time required by Form 8-K of the Securities and Exchange Commission.

               (b) Pro Forma Financial Information. If the proposed acquisition of the 97% interest in Wizzard is closed and completed, pro forma financial statements, taking into account this acquisition, will be filed in an amendment to this Report, in the manner and within the time required by Form 8-K of the Securities and Exchange Commission.

         (ii)

               For Financial Statements reflecting the disposition of the Balanced Woman, see the Registrant's 10-QSB Quarterly Report for the quarter ended June 30, 2000, which has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference. See Item 7.

          (c)  Exhibits.

Exhibit No.      Exhibit Description
-----------      -------------------

  2 Agreement and Plan of Exchange or Reorganization between the Registrant and The Balanced Woman, Inc.

                    Exhibit A - Balanced Living Warrant and Option Holders
                        Exhibit B - Balanced Living Financial Statements for
                                    the years ended December 31, 1999 and 1998 and the period ended March 31, 2000*
                        Exhibit C - Exceptions to Balanced Living Financial
                                    Statements
                        Exhibit D - Investment Letter
                        Exhibit E - Balanced Living Compliance Certificate

  3 Certificate of Amendment regarding stockholder action without a meeting.*

 10.1            Jenson Services Purchase Proposal.*

 10.2            Letter of Intent regarding Wizzard.*

 13.1            10-KSB Annual Report for the year ended December 31, 1999*

 13.2            10-QSB Quarterly Report for the quarter ended March 31, 2000*

 13.3            10-QSB Quarterly Report for the quarter ended June 30, 2000*

 99 Unanimous Consent of the Sole Director and the Majority Stockholders regarding disposition of the Balanced Woman.*

                 * Incorporated by reference from prior filings.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BALANCED LIVING, INC.

Date: 9/5/00                    /s/ Jeffrey Hardman
     ---------------          -----------------------------
                              Jeffrey Hardman
                              President and Director

Date: 9/1/00                    /s/ Joel Hardman
     ---------------          -----------------------------
                              Joel Hardman
                              Secretary and Director